EXHIBIT 99.1

Support.com Reports Third Quarter 2014 Financial Results

Redwood City, CA – October 29, 2014 – Support.com, Inc. (NASDAQ: SPRT), a leading provider of cloud-based software and services for technology support, today reported unaudited financial results for its third quarter ended September 30, 2014.

“I’m pleased that we outperformed on both the top and bottom lines in Q3,” said Elizabeth Cholawsky, President and Chief Executive Officer. “It was a good quarter for both our services and SaaS offerings. Our services revenue grew and our newest programs are doing well. Customers are reporting that they are receiving solid value from our SaaS product, Nexus, through its guided paths which automate and optimize live support agent interactions.  We have seen from customer interest that Nexus is broadly applicable in the large and growing multi-billion dollar customer support market, confirming our belief in the product’s potential.”

Q3 2014 Financial Summary

For the third quarter of 2014, total non-GAAP revenue was $22.2 million compared to total revenue of $23.7 million in the third quarter of 2013 and $20.2 million in the second quarter of 2014. In the third quarter of 2013 the Company incurred a warrant-related contra-revenue charge of $383,000.

On a non-GAAP basis, income from continuing operations for the third quarter of 2014 was $1.1 million, or $0.02, per share, compared to $4.6 million, or $0.08 per share, in the third quarter of 2013 and $478,000, or $0.01 per share, in the second quarter of 2014.

On a GAAP basis, loss from continuing operations for the third quarter of 2014 was $95,000, or $(0.00) per share, compared to income of $3.0 million, or $0.06 per share, in the third quarter of 2013 and a loss of $649,000, or $(0.01) per share, in the second quarter of 2014.

Non-GAAP income from continuing operations excludes any warrant-related charges and stock-based compensation expense, amortization of intangible assets and other, restructuring and impairment charges, acquisition expense, other non-recurring items and tax expense associated with acquired goodwill. Collectively, these items impacted income from continuing operations by $1.2 million in the third quarter of 2014, $1.6 million in the third quarter of 2013 and $1.1 million in the second quarter of 2014. A reconciliation of GAAP to non-GAAP results is presented in the tables below.

Balance Sheet Information

At September 30, 2014 cash, cash equivalents and investments were $75.3 million, compared to $75.6 million at June 30, 2014.

Recent Company Highlights

•	Q3 2014 financial results exceeded outlook for both revenue and non-GAAP earnings per share
•	The Nexus SaaS offering has passed several milestones of product validation, including value creation through the use of guided paths and increased usage on a per customer basis
•	Leadership team has been bolstered with the appointment of a Senior Vice President of Product and a Vice President of Engineering

Conference Call

Support.com will host a conference call discussing the Company's third quarter 2014 results on Wednesday, October 29, 2014 starting at 4:30 p.m. ET (1:30 p.m. PT). The live call may be accessed by dialing (855)-296-9613 (domestic) or (920)-663-6269 (international) and referencing passcode 18669418. A live audio webcast and replay of the call will be available at the Investor Relations section of Support.com's website at http://corp.support.com/company/investor-relations/investor-webcasts-events/.

About Support.com

Support.com, Inc. (NASDAQ: SPRT) is a leading provider of cloud-based software and services for technology support. Our technology support programs help leading brands create new revenue streams and deepen customer relationships. Our cloud-based Nexus® enables companies to boost their support productivity, dramatically improve their customer experience and resolve connected technology issues quickly. Support.com is the choice of leading communications providers including 3 of the top 5 cable companies in North America, top retailers, and other leading brands in software and connected technology. For more information, please visit us at: www.support.com.

Copyright © 2014 Support.com, Inc.  All rights reserved. Support.com and Nexus are trademarks or registered trademarks of Support.com, Inc. in the U.S. and other countries.  All other trademarks and trade names are the property of their respective owners.

Note on Forward-Looking Statements

This release contains “forward-looking statements” as defined under the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbors created by such laws. Forward-looking statements include, for example, all statements relating to expected financial performance (including without limitation statements involving growth and projections of revenue, margin, income (loss) from continuing operations, income (loss) per share from continuing operations, cash usage or generation, cash balance, capital structure and other financial items); the plans and objectives of management for future operations, customer relationships, products, services or investments; personnel matters; and future performance of the Company. Such forward-looking statements are based on current expectations that involve a number of uncertainties and risks that may cause actual events or results to differ materially including, among others, our ability to retain and grow major programs, our ability to expand our customer base, our ability to market and sell Nexus, our ability to maintain and grow revenue, our ability to successfully develop new products and services, our ability to manage our workforce, our ability to retain personnel, and our ability to control expenses and achieve desired margins. These and other risks may be detailed from time to time in Support.com’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its latest Annual Report on Form 10-K and its latest Quarterly Report on Form 10-Q, copies of which may be obtained from www.sec.gov. Support.com assumes no obligation to update its forward-looking statements.

Disclosure Regarding Non-GAAP Financial Measures
Support.com excludes warrant-related charges and stock-based compensation expense, amortization of intangible assets and other, restructuring and impairment charges, acquisition expense, other non-recurring items and tax expense associated with acquired goodwill from its GAAP results in order to determine the non-GAAP financial measures of income (loss) from continuing operations and income (loss) from continuing operations per share referenced in this document. We believe that the non-GAAP measures, when viewed in addition to and not in lieu of our reported GAAP results, assist investors in understanding our results of operations.

A. Warrant-related charges. When evaluating its operating performance management excludes warrant-related charges against revenue in the period in which performance milestones are met and warrants are earned and issued because the Company does not incur such non-cash charges on a predictable basis and exclusion of such charges enables more consistent evaluation of the Company's operating performance. Warrant-related charge was zero for the third quarter of 2014, compared to $383,000 the third quarter of 2013 and zero in the second quarter of 2014.

B. Stock-based compensation expense. Management excludes stock-based compensation expense when evaluating its operating performance because such expense does not require cash settlement and because such expense is not used by management to assess the Company's operating performance. Stock-based compensation expense was $803,000 in the third quarter of 2014, compared to $870,000 in the third quarter of 2013 and $633,000 in the second quarter of 2014.

C. Amortization of intangible assets and other. Management excludes acquisition-related intangible asset amortization and other charges when evaluating its operating performance because the Company does not acquire businesses on a predictable cycle and excluding such charges enables more consistent evaluation of the Company's operating performance. Management also excludes such charges because they represent non-cash expenses. Amortization of intangible assets and other was $273,000 in the third quarter of 2014, compared to $335,000 in the third quarter of 2013 and $273,000 in the second quarter of 2014.

D. Restructuring and impairment charges. Management excludes restructuring and impairment charges when evaluating its operating performance because the Company does not undertake restructurings on a predicable basis and excluding such charges enables more consistent evaluation of the Company's operating performance. Restructuring and impairment charges were zero in the third quarter of 2014, the third quarter of 2013 and the second quarter of 2014.
E. Acquisition expense. Management excludes acquisition expense such as legal and advisor fees when evaluating its operating performance because the Company does not acquire businesses on a predictable cycle and excluding such expense enables more consistent evaluation of the Company's operating performance. Acquisition expense was zero in the third quarter of 2014, the third quarter of 2013 and the second quarter of 2014.

F. Other non-recurring items. Management excludes non-recurring items when evaluating its operating performance because the Company does not incur such expenses or obtain such benefits on a predictable basis and exclusion of such expenses or benefits enables more consistent evaluation of the Company's operating performance. Other non-recurring items resulted in no expense or benefit in the third quarter of 2014, a benefit of $57,000 in the third quarter of 2013 and an expense of $150,000 in second quarter of 2014 for patent litigation settlement.

G. Tax expense associated with acquired goodwill. The Company is required to record a deferred tax liability and the related tax expense that results from the amortization for income tax purposes of acquired goodwill. Management excludes tax expense associated with acquired goodwill when evaluating its operating performance because the Company does not acquire businesses on a predictable cycle and excluding such expense enables more consistent evaluation of the Company's operating performance. Tax expense associated with acquired goodwill was $77,000 in the third quarter of 2014, compared to $54,000 in the third quarter of 2013 and $71,000 in the second quarter of 2014.

The Company believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with the Company's financial results as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's financial results in conjunction with the corresponding GAAP measures. In addition, the exclusion of the items indicated above from the non-GAAP financial measures presented does not indicate an expectation by management that such items will not be incurred in subsequent periods.

SUPPORT.COM, INC.
GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30,	December 31,
	2014 (1)	2013 (2)

Assets
Current assets:
Cash, cash equivalents and short-term investments	$75,310	$72,357
Accounts receivable, net	15,190	13,993
Prepaid expenses and other current assets	1,173	1,322
Total current assets	91,673	87,672
Property and equipment, net	428	461
Goodwill	14,240	14,240
Intangible assets, net	2,636	3,454
Other assets	1,192	1,072

Total assets	$110,169	$106,899

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued compensation	$4,959	$3,017
Other accrued liabilities	3,373	3,359
Short-term deferred revenue	2,630	3,323
Total current liabilities	10,962	9,699
Long-term deferred revenue	61	50
Other long-term liabilities	1,947	1,754
Total liabilities	12,970	11,503

Stockholders' equity:
Common stock	5	5
Additional paid-in-capital	261,341	258,291
Treasury stock	(5,036)	(5,036)
Accumulated other comprehensive loss	(1,884)	(1,874)
Accumulated deficit	(157,227)	(155,990)
Total stockholders' equity	97,199	95,396

Total liabilities and stockholders' equity	$110,169	$106,899

Note 1: Amounts are subject to completion of management’s customary closing and review procedures. Note 2: Derived from audited consolidated financial statements for the year ended December 31, 2013.

SUPPORT.COM, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014 (1)	2013	2014 (1)	2013
Revenue:
Services (3)	$20,844	$19,585	$56,639	$52,609
Software and other (3)	1,387	3,774	4,382	11,077
Total revenue	22,231	23,359	61,021	63,686

Cost of revenue:
Cost of services (4)	16,020	11,046	43,513	29,194
Cost of software and other (4)	189	294	656	872
Total cost of revenue	16,209	11,340	44,169	30,066

Gross profit	6,022	12,019	16,852	33,620

Operating expenses:
Research and development (4)	1,203	1,456	3,614	4,325
Sales and marketing (4)	1,782	4,120	5,022	12,431
General and administrative (4)	2,808	3,077	8,450	8,193
Amortization of intangible assets and other	273	335	818	1,005
Total operating expenses	6,066	8,988	17,904	25,954

Income (loss) from operations	(44)	3,031	(1,052)	7,666

Interest income and other, net	77	127	217	307

Income (loss) from continuing operations, before income taxes	33	3,158	(835)	7,973

Income tax provision	128	121	385	446

Income (loss) from continuing operations, after income taxes	(95)	3,037	(1,220)	7,527

Income (loss) from discontinued operations, net of income taxes	(6)	(5)	(18)	(16)

Net income (loss)	$(101)	$3,032	$(1,238)	$7,511

Income (loss) from continuing operations, after income taxes
Basic	$(0.00)	$0.06	$(0.02)	$0.15
Diluted	$(0.00)	$0.06	$(0.02)	$0.14

Income (loss) from discontinued operations, net of income taxes
Basic	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Shares used in computing per share amounts:
Basic	54,028	52,266	53,716	51,080
Diluted	54,028	54,661	53,716	53,508

Note 3: In the third quarter of 2014, fees from Nexus software-as-a-service solution were reclassified from “Software and other revenue” to ”Services revenue”. Therefore, certain amounts previously reported in fiscal years 2014 and 2013 have been reclassified to conform to the current period’s presentation. Cost associated with the Nexus software-as-a-service solution was immaterial and therefore it was not reclassified from ”Cost of software and other” to ”Cost of services”. These reclassifications have no impact on previously reported total revenue, net income (loss), and cash flows.

Note 4: Includes stock-based compensation expense, restructuring and impairment charges, acquisition expense and other non-recurring items, as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Cost of revenue:
Cost of services	$75	$84	$357	$241
Cost of software and other	4	3	10	8
Operating expenses:
Research and development	145	192	308	530
Sales and marketing	122	103	293	285
General and administrative	457	488	1,239	1,370
Total	$803	$870	$2,207	$2,434

SUPPORT.COM, INC.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

GAAP revenue	$22,231	$23,359	$61,021	$63,686
Warrant-related charge	-	383	-	383
Non-GAAP revenue	$22,231	$23,742	$61,021	$64,069

GAAP cost of revenue	$16,209	$11,340	$44,169	$30,066
Stock-based compensation expense (Cost of revenue portion only)	(79)	(87)	(217)	(249)
Other non-recurring items	-	-	(150)	-
Non-GAAP cost of revenue	$16,130	$11,253	$43,802	$29,817

GAAP operating expenses	$6,066	$8,988	$17,904	$25,954
Stock-based compensation expense (Excl. cost of revenue portion)	(724)	(783)	(1,840)	(2,185)
Amortization of intangible assets and other	(273)	(335)	(818)	(1,005)
Non-GAAP operating expenses	$5,069	$7,870	$15,246	$22,764

GAAP interest income and other, net	$77	$127	$217	$307
Other non-recurring items	-	(57)	-	(57)
Non-GAAP interest income and other, net	$77	$70	$217	$250

GAAP income tax provision	$128	$121	$385	$446
Tax expense associated with acquired goodwill	(77)	(54)	(219)	(209)
Non-GAAP income tax provision	$51	$67	$166	$237

GAAP income (loss) from continuing operations, after income taxes	$(95)	$3,037	$(1,220)	$7,527
Warrant-related charge	-	383	-	383
Stock-based compensation expense	803	870	2,057	2,434
Amortization of intangible assets and other	273	335	818	1,005
Other non-recurring items	-	(57)	150	(57)
Tax expense associated with acquired goodwill	77	54	219	209
Total impact of Non-GAAP exclusions	1,153	1,585	3,244	3,974
Non-GAAP income (loss) from continuing operations, after income taxes	$1,058	$4,622	$2,024	$11,501

Income (loss) from continuing operations, after income taxes
Basic -GAAP	$(0.00)	$0.06	$(0.02)	$0.15
Basic - Non-GAAP	$0.02	$0.09	$0.04	$0.23

Diluted - GAAP	$(0.00)	$0.06	$(0.02)	$0.14
Diluted - Non-GAAP	$0.02	$0.08	$0.04	$0.21
Shares used in computing per share amounts (GAAP)
Basic	54,028	52,266	53,716	51,080
Diluted	54,028	54,661	53,716	53,508
Shares used in computing per share amounts (Non-GAAP)
Basic	54,028	52,266	53,716	51,080
Diluted	54,159	54,661	53,937	53,508

The adjustments above reconcile the Company’s GAAP financial results to the non-GAAP financial measures used by the Company. The Company’s non-GAAP financial measures exclude warrant-related charges, stock-based compensation expense, amortization of intangible assets and other, restructuring and impairment charges, acquisition expense, other non-recurring items and tax expense associated with acquired goodwill. The Company believes that presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, the Company’s GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.  See the text of this press release for more information on non-GAAP financial measures.

2014 Amounts are subject to completion of management’s customary closing and review procedures.

Investor Contact

Carolyn Bass and Jacob Moelter
Market Street Partners
(415) 445-3235
sprt@marketstreetpartners.com